Exhibit (e)(13)

TWELFTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This twelfth amendment (this “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 as Novated (the “Agreement”), is entered into on February 10, 2020 (the “Execution Date”) by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of February 10, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of Armor US Equity Index ETF, Armor International Equity Index ETF and Armor Emerging Markets Equity Index ETF

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark Fairbanks
Name:	J. Garrett Stevens	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of February 2, 2020

FUNDS

Knowledge Leaders Developed World ETF

The High Yield ETF

Saba Closed-End Funds ETF

Qraft AI-Enhanced U.S. Large Cap ETF

Qraft AI-Enhanced U.S. Large Cap Momentum ETF

Armor US Equity Index ETF

Armor International Equity Index ETF

Armor Emerging Markets Equity Index ETF

A-1